Exhibit 10.8

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                                CHRISTOPHER SWON

      THIS AMENDMENT dated August 16, 2006 (the "Amendment") among Millennium Biotechnologies Group, Inc., a Delaware corporation ("Group"), Millennium Biotechnologies, Inc. (the "Company"), and Christopher Swon (the "Executive").

      WHEREAS, the Executive is currently employed by the Company, a wholly owned subsidiary of Group, under an Employment Agreement dated as of November 11, 2005 (the "Employment Agreement");

      WHEREAS, the Company and Group have entered into a letter of intent with Aisling Capital II L.P. dated April 5, 2006 (the "Letter of Intent"), which contemplates the sale of all assets of the Company to a new entity ("Newco") in exchange for common stock of such new entity;

      WHEREAS, the Company and Group are presently negotiating the terms of a proposed asset purchase agreement with Newco in furtherance of the terms of the Letter of Intent (the "Asset Purchase Agreement";

      WHEREAS, the parties contemplate that Newco will employ the Executive upon the Closing of the Asset Purchase Agreement pursuant to the terms of an employment agreement between the Executive and Newco (the "Newco Employment Agreement); and

      WHEREAS, the Executive, Group and the Company have agreed that subject to and upon the closing of the Asset Purchase Agreement and the Newco Employment Agreement (the "Closing"), the Employment Agreement will be amended as provided herein.

      NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements hereinafter set forth and for other good and valuable consideration, the Company, Group and the Executive hereby agree as follows:

      1. In the event that the Company shall enter into and close the Asset Purchase Agreement and the Executive and Newco shall execute the Newco Employment Agreement, the Employment Agreement herein shall be amended upon the occurrence of the Closing to provide for the following:

      (a) The Executive's employment pursuant to the Employment Agreement shall terminate effective as of the date of the Closing.

      (b) Upon such termination (a) the Executive shall be entitled to his Base Salary through the date of termination and any benefits that are accrued and unpaid as of the date of termination; and (b) the Executive shall not be entitled to, and waives any claim or entitlement to any other remuneration or compensation which would otherwise be due to the Executive upon the termination of the Employment Agreement.

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      (c) The unvested options (the "Restricted Options") to purchase 100,000 shares of common stock granted by Group to the Executive pursuant to the Employment Agreement shall vest upon the date of the Closing.

      (d) The Executive shall be prohibited from selling, assigning or otherwise transferring any of the securities issuable upon exercise of the Restricted Options for a period of one year from the date of exercise thereof. The Restricted Options may not be sold, assigned or otherwise transferred by the Executive to any third party. The Restricted Options and the securities issuable upon the exercise thereof shall not have any registration rights and/or piggyback registration rights.

      2. MISCELLANEOUS

      (a) Notices. All notices or communications hereunder shall be in writing, addressed as follows:

            To the Company or Group, to it at:

            Millennium Biotechnologies Group, Inc
            665 Martinsville Road, Suite 219
            Basking Ridge, New Jersey 07920
            Attention: President

            with a copy to:

            Silverman Sclar Shin & Byrne PLLC
            381 Park Avenue South, Suite 1601
            New York, NY 10016
            Fax: (212) 779-8858
            Attention: Peter R. Silverman

            To the Executive:

            Christopher Swon

            ----------------
            ----------------

Any such notice or communication shall be sent certified or registered mail, return receipt requested, or by facsimile, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt shall determine the time at which notice was given.

         (b) Entire Agreement; Amendment. The Employment Agreement as amended by this Second Amendment represents the entire agreement of the parties with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between or among Group, the Company and the Executive. The Agreement may be further amended at any time by mutual written agreement of the parties hereto.


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

         (c) Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and Group have caused this Amendment to be duly executed by their authorized representatives and the Executive has hereunto set his hand, in each case effective as of the day and year first above written.

                                        Millennium Biotechnologies Group, Inc.
                                        Millennium Biotechnologies, Inc.


                                        By: /s/ Jerry Swon
                                            ------------------------------------

                                        Executive


                                        /s/ Christopher Swon
                                        ----------------------------------------
                                        Christopher Swon


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